UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 28, 2008

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of stockholders of Paladin Realty Income Properties, Inc. (the “Company”) held on June 19, 2008, the Company’s stockholders approved the amendment and restatement of the Company’s Articles of Amendment and Restatement pursuant to the terms of a Second Articles of Amendment and Restatement (the “Amended Charter”). On July 28, 2008, the Amended Charter was filed and became effective with the Maryland State Department of Assessments and Taxation.

The Amended Charter is filed as Exhibit 3.1 to this Current Report on Form 8-K, and incorporated into this Item 5.03 by this reference.

Item 8.01.	Other Events.

On July 28, 2008, the dividend committee of the Company’s Board of Directors declared dividends for the month of August 2008. The declared dividends will be calculated based on stockholders of record each day during such month at a rate of $0.0016438 per day and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.0% annualized rate based on a share price of $10.00. These dividends will be aggregated and paid in cash on September 15, 2008.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Second Articles of Amendment and Restatement, effective July 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: July 28, 2008	By:	/s/ John A. Gerson
John A. Gerson
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Second Articles of Amendment and Restatement, effective July 28, 2008.